Exhibit 99.1

RAINMAKER REPORTS CONTINUED PROFITABILITY IN Q2 2006;

EPS OF $0.05 PER SHARE

Record Revenue of $11.3 million up 40% Year-Over-Year

Campbell, Calif., August 2, 2006 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading outsource provider of sales and marketing services, today reported financial results for the second quarter ended June 30, 2006.

Second Quarter 2006 Key Results:

•	Revenue increased to a record $11.3 million

•	GAAP net income of $771,000, or $0.05 per diluted share

•	Gross margins of 50%

•	Record EBITDA of $1.6 million, or 14% of net revenue

•	Cash and cash equivalents of $15 million

Rainmaker generated record net revenue of $11.3 million in the second quarter, compared to $8.0 million in the same quarter last year, representing 40 percent year-over-year growth.

Gross margin was 50% in the second quarter of 2006, compared to 37% in the second quarter of 2005, and 50% in the first quarter of 2006.

Second quarter GAAP net income was $771,000, or $0.05 per diluted share, compared to a net loss of $1.5 million, or a loss of $0.15 per share, for the second quarter of 2005, and GAAP net income of $820,000, or $0.06 per diluted share, in the first quarter of 2006. The second quarter performance follows the seasonably strong first quarter, and reflects investments in sales, marketing and technology, as previously indicated.

EBITDA reached a record $1.6 million, or 14% of revenue, in the second quarter, compared to an EBITDA loss of $0.5 million in the same quarter last year, and EBITDA of $1.5 million in the first quarter of 2006.

The results for the second quarter of 2006 include approximately $17,000 of FAS123R employee stock option expense. The tax rate for the second quarter of 2006 was approximately 2%, reflecting utilization of tax net operating losses (NOL’s).

Second quarter 2006 EPS results are based on 14.4 million weighted average shares outstanding, calculated using the treasury stock method. Total shares outstanding at June 30, 2006 were approximately 13.8 million common shares, and 2.7 million unexercised options and warrants with an average strike price of approximately $4.00 per share.

Total cash and cash equivalents at June 30, 2006 were $15 million, compared with $15.4 million at March 31, 2006. Working capital increased to $3.7 million at June 30, 2006, as compared to $2.1 million at March 31, 2006.

Second-Quarter Highlights

•	Rainmaker signed a new client engagement with a world leader in information security, to provide a comprehensive, technology-based solution to increase software subscription sales and streamline the renewal process for resellers and end customers.

•	Rainmaker extended for another year its annual service sales agreement with its existing top 50 global hardware manufacturer client.

•	Rainmaker expanded its current agreement with its leading Fortune 50 global software client to become a preferred vendor of choice for lead generation services within US business markets.

•	Rainmaker signed a new client engagement for lead generation services with a Fortune 100 global leader in wireless and broadband communications.

•	Rainmaker signed a new client engagement with the global leader in decision management and advanced analytic solutions to provide a strategic, end-to-end lead qualification program to enable increased sales productivity.

•	Rainmaker was selected to implement a lead generation program to support the aftermarket partners of one of the world’s largest B2B distributors of semiconductors, enterprise network and computer equipment, and embedded subsystems.

Business Outlook and Financial Guidance

“We believe our continued strong momentum in the second quarter reflects the positive results we are generating across multiple areas of our business,” said Michael Silton, CEO of Rainmaker Systems. “This includes achieving significant success with three key objectives: generating continued profitability on a GAAP basis, creating new expanded revenue opportunities, and further growing and diversifying our customer base with the signing of new client agreements. Going forward, we remain focused on leveraging our strengthened capabilities to create additional revenue opportunities. Based on the strength of our new client signings and renewal of existing client agreements, we see continued positive momentum in our business.”

For 2006, Rainmaker is raising its revenue guidance to grow revenue to a range of $45 million to $46 million, and is guiding to continued quarterly GAAP net income in 2006. The company continues to invest in sales, marketing and technology based on the significant opportunities in the market.

Conference Call

Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its second quarter fiscal 2006 results. Those wishing to participate in the live call should dial (800) 218-8862 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (800) 405-2236 and entering 11064990 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Rainmaker’s website at www.rmkr.com. A webcast replay of the conference call will be available for one year on the Calls/Events page of the Investor Relations section at www.rmkr.com.

About Rainmaker Systems

Rainmaker Systems, Inc. is a leading provider of business-to-business sales and marketing services. Through the use of proprietary technology and enhanced data analytics, our solutions leverage integrated multi-channel communications to accelerate the sales process and achieve higher revenue for our clients. Our core services include complete lead qualification and management, new product sales, channel enablement, subscription renewals, and service contract sales.

For more information, visit www.rmkr.com

NOTE: Rainmaker Systems, and the Rainmaker logo, are registered with the U.S. Patent and Trademark office. All other service marks or trademarks are the property of their respective owners.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market conditions, unfavorable economic conditions, our ability to execute our business strategy, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients’ business and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q.

CONTACTS:

Steve Valenzuela	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, LLC
(408) 626-2439	(818) 556-3700
steve.valenzuela@rmkr.com	ir@mkr-group.com

RAINMAKER SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$15,048	$9,746
Restricted cash	478	586
Accounts receivable, less allowance for doubtful accounts of $270 and $422 at June 30, 2006 and December 31, 2005, respectively	11,314	10,374
Prepaid expenses and other current assets	1,178	1,212

Total current assets	28,018	21,918

Property and equipment, net	4,303	4,410
Intangible assets, net	3,427	3,652
Goodwill	4,139	3,921
Other noncurrent assets	261	257

Total assets	$40,148	$34,158

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,559	$17,741
Accrued compensation and benefits	1,585	1,427
Other accrued liabilities	2,216	1,732
Deferred revenue	1,335	882
Obligations under financing arrangements	100	301
Current portion of capital lease obligations	10	99
Current portion of notes payable	1,500	3,500

Total current liabilities	24,305	25,682

Deferred tax liability	10	440
Notes payable, less current portion	1,167	1,917

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized, 13,758,454 and 11,306,937 outstanding at June 30, 2006 and December 31, 2005, respectively	14	11
Additional paid-in capital	76,042	69,089
Accumulated deficit	(61,390)	(62,981)

Total stockholders’ equity	14,666	6,119

Total liabilities and stockholders’ equity	$40,148	$34,158

RAINMAKER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net revenue	$11,267	$8,037	$22,337	$14,457
Operating expenses:
Costs of services	5,586	5,039	11,084	8,931
Sales and marketing	892	501	1,624	1,245
Technology	1,408	1,108	2,629	2,009
General and administrative	1,779	1,935	3,849	4,543
Depreciation and amortization	790	858	1,486	1,636

Total operating expenses	10,455	9,441	20,672	18,364

Operating income (loss)	812	(1,404)	1,665	(3,907)
Interest and other (expense) income, net	(23)	(70)	(2)	(73)

Income (loss) before income taxes	789	(1,474)	1,663	(3,980)
Provision for income taxes	18	—	72	—

Net income (loss)	$771	$(1,474)	$1,591	$(3,980)

Basic income (loss) per share	$0.06	$(0.15)	$0.12	$(0.42)

Diluted income (loss) per share	$0.05	$(0.15)	$0.12	$(0.42)

Weighted average common share
Basic	13,545	9,835	12,905	9,550

Diluted	14,424	9,835	13,785	9,550

RAINMAKER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2006	2005
Operating activities:
Net income (loss)	$1,591	$(3,980)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	951	1,239
Amortization of intangible assets	535	397
Stock-based compensation expense	31	—
Provision for allowances for doubtful accounts	124	230
Loss on disposal of fixed assets	—	62
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	(1,064)	(1,488)
Prepaid expenses and other assets	40	(43)
Accounts payable	(182)	2,067
Accrued compensation and benefits	158	684
Other accrued liabilities	484	1,605
Deferred revenue	453	(103)

Net cash provided by operating activities	3,121	670

Investing activities:
Purchases of property and equipment	(844)	(1,796)
Restricted cash, net	108	(933)
Acquisition of businesses, net of cash acquired	(70)	(4,386)

Net cash used in investing activities	(806)	(7,115)

Financing activities:
Proceeds from issuance of common stock from option exercises	512	225
Proceeds from issuance of common stock from ESPP	23	22
Proceeds from issuance of common on exercise of stock warrants	180	—
Net proceeds from issuance of common stock and warrants from private placement	5,312	2,596
Proceeds from notes payable	—	4,500
Principal payment of notes payable	(2,750)	(333)
Principal payment of financing arrangements	(201)	(275)
Principal payment of capital lease obligations	(89)	(150)

Net cash provided by financing activities	2,987	6,585

Net increase in cash and cash equivalents	5,302	140

Cash and cash equivalents at beginning of period	9,746	10,104

Cash and cash equivalents at end of period	$15,048	$10,244
Supplement disclosures of cash flow information:
Cash paid for interest	$103	$68

RAINMAKER SYSTEMS, INC.

RECONCILIATION OF NET LOSS (U.S. GAAP) TO EBITDA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Income (loss) before income taxes	$789	$(1,474)	$1,663	$(3,980)

Add:
Non-cash charges for depreciation and amortization	790	858	1,486	1,636
Interest and other expense/(income)	23	70	2	73

	813	928	1,488	1,709

EBITDA	$1,602	$(546)	$3,151	$(2,271)